Exhibit 10.4
RESTRICTED STOCK UNIT AWARD AGREEMENT
(2022 Special [Time/Performance]-Based Award)

This Agreement (“Agreement”) is made this <Grant Date> (“Grant Date”) by and between <Participant Name> (“Participant”) and The Progressive Corporation (the “Company”).

1. Definitions. Unless otherwise defined or expressly given a different meaning in this Agreement, each capitalized term in this Agreement shall have the meaning given to it in The Progressive Corporation 2015 Equity Incentive Plan (the “Plan”). [INCLUDE IF AWARD IS PERFORMANCE-BASED AND THE FOLLOWING IS APPLICABLE: Financial and operational terms used in this Agreement (e.g., references to business lines, units or segments) are used consistently with the use of those terms in the Company’s Form 10-K (including exhibits and other documents incorporated therein) for the fiscal year ended December 31, 2021 (the “Form 10-K”). It is understood that references herein to any performance results of the Company mean the applicable consolidated operating results of the Company and its Subsidiaries and Affiliates.]

2. Award of Restricted Stock Units. The Company grants to Participant an award (the “Award”) consisting of <# of Units> restricted stock units (the “Restricted Stock Units” or “Units”), pursuant to, and subject to, the terms of the Plan. [INCLUDE IF AWARD IS PERFORMANCE-BASED AND THE FOLLOWING IS APPLICABLE: The Award is based on a target award value of <# of Units> Units (the “Target Award Units”). The number of Restricted Stock Units that are ultimately earned pursuant to the Award (if any) will be determined based on the Target Award Units and the procedures and calculations set forth in this Agreement. Under the calculations set forth below, the maximum potential Award is a number of Units equal to ________ (___) times the sum of Target Award Units plus any related Dividend Equivalent Units (the “Maximum Award Units”).] [INCLUDE IF AWARD IS PERFORMANCE-BASED: The Award is not intended to qualify as “performance-based compensation” under Section 162(m)(4)(C) of the Code as was in effect during November 2017.]

3. Condition to Participant’s Rights under this Agreement. This Agreement shall not become effective, and Participant shall have no rights with respect to the Award or any Restricted Stock Units, unless and until Participant has fully executed this Agreement and delivered it to the Company. In the Company’s sole discretion, such execution and delivery may be accomplished through electronic means. [INCLUDE IF APPLICABLE: If this Agreement has not been executed and delivered by Participant by 11:59 p.m., Mayfield Village, Ohio time on [Date TBD], then this Award shall be forfeited in its entirety.]

4. Restrictions; Vesting.

(a) Subject to the terms and conditions of the Plan and this Agreement, including the provisions of Paragraph __ below [SECTION REGARDING TERMINATION OF EMPLOYMENT], Participant’s rights in and to the Units shall vest, if at all, [on ____________/according to the following schedule]:

[IF AWARD IS TIME-BASED, INCLUDE VESTING SCHEDULE, INCLUDING ANY VESTING UPON SATISFACTION OF QUALIFIED RETIREMENT ELIGIBILITY REQUIREMENTS, ALSO NOTE THE SCHEDULE MAY BE MODIFIED AS NECESSARY OR APPROPRIATE IN THE COMPANY’S SOLE DISCRETION TO ELIMINATE OR MINIMIZE FRACTIONAL UNITS FROM THE VESTING SCHEDULE]

[IF AWARD IS PERFORMANCE-BASED, INCLUDE PERFORMANCE OBJECTIVES THAT ARE PERMITTED BY THE PLAN, PROVISIONS PROVIDING FOR VESTING UPON CERTIFICATION BY THE COMPENSATION COMMITTEE THAT THE OBJECTIVES HAVE BEEN ACHIEVED, PROVISIONS FOR NEGATIVE COMMITTEE DISCRETION, AND RELEVANT CALCULATIONS (AND EXCLUSIONS PERMITTED BY THE PLAN) TO DETERMINE PERFORMANCE AND RELATED FACTORS, IF APPLICABLE]

[INCLUDE IF AWARD IS TIME-BASED: The Restricted Stock Units awarded under this Agreement shall vest in accordance with the provisions set forth above unless, prior to the vesting date set forth or determined in the manner described above, the Award and the applicable Units are forfeited or has been subject to accelerated vesting under the terms and conditions of the Plan or this Agreement.][INCLUDE IF AWARD IS PERFORMANCE-BASED: The Award shall vest in accordance with and subject to the foregoing except to the extent that, prior to the Certification Date, the Award has been forfeited or has been subject to accelerated vesting under the terms and conditions of the Plan or this Agreement.]

__. [INCLUDE IF AWARD IS PERFORMANCE-BASED AND THE LANGUAGE IS APPLICABLE: Expiration of Award. Notwithstanding anything to the contrary in this Agreement, if Participant’s rights in and to the Award have not vested in accordance with Paragraph 4 of this Agreement on or before 11:59 p.m., Mayfield Village, Ohio time, on __________________ (the “Expiration Date”), this Award shall expire at 11:59 p.m. on the Expiration Date. Upon such expiration, the Award shall terminate automatically, and Participant shall have no further rights with respect to the Award.]

__. [INCLUDE IF AWARD IS TIME-BASED AND DIVIDEND EQUIVALENTS ARE INCLUDED: Dividend Equivalents. Subject to this Paragraph __, with respect to dividends for which a record date occurs during the Restriction Period applicable to any Units, Participant shall be credited with a Dividend Equivalent with respect to each outstanding Restricted Stock Unit, [with respect to each vested but not yet distributed Restricted Stock Unit (as contemplated by [PARAGRAPH ADDRESSING 6 MONTH DELAY REQUIRED BY 409A])], and with respect to any Dividend Equivalent Unit (defined below) resulting from prior reinvestments of Dividend Equivalents as provided in this Paragraph. All Dividend Equivalents so credited will be deemed to be reinvested in Restricted Stock Units on the date that the applicable dividend or distribution is made to the Company’s shareholders, in the number of Dividend Equivalent Units determined by dividing the aggregate value of the Dividend Equivalents by the Fair Market Value of the Stock on such date (rounded to the nearest thousandth of a whole Unit or as otherwise reasonably determined by the Company); provided, however, that if Dividend Equivalents cannot be reinvested in Units due to the operation of Section 3(a) of the Plan, such Dividend Equivalents will be credited to Participant as a cash value, which cash value shall be held by the Company (without interest) subject to this Agreement. Any Units resulting from the deemed reinvestment of dividends in accordance with this Paragraph __ are referred to herein as “Dividend Equivalent Units.” Dividend Equivalents shall be subject to the same terms and conditions, and shall vest or be forfeited (as applicable) at the same time, as the Restricted Stock Units to which they relate; provided, however, that [(x)] if the Restriction Period for any Restricted Stock Unit ends after the record date for, but before the payment date of, a dividend, then any Dividend Equivalents related to such dividend and to Units for which the Restriction Period is ending will be paid in cash or in Stock, in the sole discretion of the Company, as soon as practicable following the payment date for such dividend[, and (y) if [ANY PARAGRAPH ADDRESSING 6 MONTH DELAY REQUIRED BY 409A] below is applicable and a record date for any dividend occurs after the applicable vesting date but before the applicable Delivery Date (as defined in Paragraph 8(d)(i) below), then any Dividend Equivalents related to such dividend will be paid in cash or in Stock, in the sole discretion of the Company, on or as soon as practicable following the Delivery Date].

__. [INCLUDE IF AWARD IS PERFORMANCE-BASED AND DIVIDEND EQUIVALENTS ARE INCLUDED: Dividend Equivalents. Subject to this Paragraph __, with respect to dividends for which a record date occurs during the Restriction Period applicable to any Units, Participant shall be credited with a Dividend Equivalent with respect to each outstanding Restricted Stock Unit, [with respect to each vested but not yet distributed Restricted Stock Unit (as contemplated by [SECTION REFERRING TO A POTENTIAL 6 MONTH DELAY IN DISTRIBUTION)]] and with respect to any Dividend Equivalent Unit (defined below) resulting from prior reinvestments of Dividend Equivalents as provided in this Paragraph. All Dividend Equivalents so credited will be deemed to be reinvested in Restricted Stock Units on the date that the applicable dividend or distribution is made to the Company’s shareholders, based on the Target Award Units and any Dividend Equivalent Units resulting from prior reinvestments of Dividend Equivalents, in the number of Units determined by dividing the aggregate value of the Dividend Equivalents by the Fair Market Value of the Stock on such date (rounded to the nearest thousandth of a whole Unit or as otherwise reasonably determined by the Company); provided, however, that if Dividend Equivalents cannot be reinvested in Units due to the operation of Section 3(a) of the Plan, such Dividend Equivalents will be credited to Participant as a cash value based on the Target Award Units and any Dividend Equivalent Units resulting from prior reinvestments of Dividend Equivalents, which cash value shall be held by the Company (without interest) subject to this Agreement. Any Units resulting from the deemed reinvestment of dividends in accordance with this Paragraph __ are referred to herein as “Dividend Equivalent Units.” Dividend Equivalents shall be subject to the same terms and conditions, and shall vest or be forfeited (as applicable) at the same time, upon the same conditions, and in the same proportion, as the Target Award Units set forth in this Award; provided, however, that [(x)] if the Award vests after the record date for, but before the payment date of, a dividend, then the Dividend Equivalents related to such dividend and to Units vesting on the vesting date will be paid in cash or in Stock, in the sole discretion of the Company, as soon as practicable following the payment date for such dividend [and (y) if [SECTION REFERRING TO A POTENTIAL 6 MONTH DELAY IN DISTRIBUTION] is applicable and a record date for any dividend occurs after the applicable vesting date but before the applicable Delivery Date (as defined in [APPLICABLE SECTION] below), then any Dividend Equivalents related to such dividend will be paid in cash or in Stock, in the sole discretion of the Company, on or as soon as practicable following the Delivery Date].]

__. Units Non-Transferable. No Restricted Stock Units (and no Dividend Equivalents) shall be transferable by Participant other than by will or by the laws of descent and distribution. In the event all or any portion of the Award is transferred or assigned pursuant to a court order, such transfer or assignment shall be without liability to the Company, and the Company shall have the right to offset against the Award any expenses (including attorneys’ fees) incurred by the Company, or any of its Subsidiaries or Affiliates, in connection with such attempted transfer or assignment.

__. Termination of Employment. Except as otherwise provided in the Plan or in this Paragraph __, or as otherwise determined by the Committee, if Participant’s employment with the Company or any Subsidiary or Affiliate terminates for any reason, the Award and all Restricted Stock Units (and any related Dividend Equivalents) held by Participant that are unvested or subject to restriction at the time of such termination shall be forfeited automatically immediately after such termination. [DESCRIBE ANY EXCEPTIONS, INCLUDING THOSE RESULTING FROM DEATH, DISABILITY OR RETIREMENT.] Nothing in this Paragraph __ will be interpreted as altering in any way the provisions of Section 11 of the Plan.

__. Delivery at Vesting. Subject to the provisions of the Plan and this Agreement [including, without limitation, [ANY SECTION REFERRING TO A POTENTIAL 6 MONTH DELAY], upon vesting of all or part of the Award, the Company shall deliver to Participant one share of Stock in exchange for each such vested Restricted Stock Unit and for each Dividend Equivalent Unit related thereto and cash in the amount of any other related Dividend Equivalents, and the applicable Restricted Stock Units (and any related Dividend Equivalents) shall be cancelled. Unless determined otherwise by the Company at any time prior to the applicable delivery, each fractional Restricted Stock Unit (and related Dividend Equivalent Unit) shall vest and be settled in an equal fraction of a share of Stock. [INCLUDE THE FOLLOWING SENTENCE IF THE AWARD IS TIME-BASED: Notwithstanding the foregoing, as to any Participant who is a “specified employee” as defined in Section 409A of the Code, any delivery of Common Shares will be delayed for six (6) months plus one (1) day after the vesting date if, and to the extent, that such delay is required by Section 409A.] [INCLUDE THE FOLLOWING SENTENCE IF THE AWARD IS PERFORMANCE-BASED: The delivery of such shares of Stock shall be on or as soon as practicable following the Certification Date, but in no event later than March 15 of the calendar year following the year in which the Certification Date occurred.]

__. Disqualifying Activity. Notwithstanding any other provision of this Agreement, if the Committee determines that Participant is engaging in, or has engaged in, a Disqualifying Activity, the provisions of Section 10(b) of the Plan will apply. A violation of Paragraph __ and any violation of any non-competition agreement between Participant and the Company or any of its subsidiaries or Affiliates, by Participant shall constitute a “material violation” of an “agreement between the Participant and the Company” within the meaning of clause (iii) of the definition of Disqualifying Activity. [NOTE: Modify section as necessary to address interplay with any restrictive covenants included elsewhere in the Agreement.]

__. Taxes. No later than the date as of which [Taxes become due], Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Taxes and other items of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan and this Agreement shall be conditioned on such payment or arrangements and the Company and its Subsidiaries and Affiliates, to the extent permitted by law, shall have the right to deduct any such Taxes from any payment of any kind otherwise due to Participant. At vesting [(or Delivery Date, if applicable)] of any Award Installment, Restricted Stock Units and any related Dividend Equivalent Units vesting on such vesting date [(or being distributed on such Delivery Date)] will be valued at the Fair Market Value of the Company’s Stock on such date.

[INCLUDE IF THE AWARD IS PERFORMANCE-BASED: Unless otherwise determined by the Committee, Participant must satisfy the minimum statutory tax withholding obligations resulting from the vesting of Restricted Stock Units and related Dividend Equivalents (“Minimum Withholding Obligations”) by surrendering to the Company Restricted Stock Units and/or Dividend Equivalents that are then vesting (or shares of Stock issuable as a result of the vesting) with a value sufficient to satisfy the Minimum Withholding Obligations.]

[INCLUDE IF THE AWARD IS TIME-BASED: Unless otherwise determined by the Committee, Participant must satisfy the minimum statutory tax withholding obligations resulting from the vesting of Restricted Stock Units and related Dividend Equivalents (“Minimum Withholding Obligations”) either (a) by surrendering to the Company Restricted Stock Units that are then vesting or being distributed (or shares of Stock issuable upon [such event/vesting]) with a value sufficient to satisfy the Minimum Withholding Obligations, or (b) by paying to the Company the appropriate amount in cash or, if acceptable to the Company, by check or other instrument. Unless Participant advises the Company of Participant’s election to use an alternative payment method, Participant shall be deemed to have elected to surrender to the Company Restricted Stock Units that are then vesting or being distributed (or shares of Stock issuable upon [such event/vesting]) with a value sufficient to satisfy the Minimum Withholding Obligations.]

Under no circumstances will Participant be entitled to satisfy any Minimum Withholding Obligations by surrendering Restricted Stock Units that are not then vesting [or being distributed on such Delivery Date/or any Restricted Stock Units that Participant has elected to defer under Paragraph _ above]. Any request by Participant to satisfy Minimum Withholding Obligations by surrendering shares of Stock owned by Participant prior to the date of such satisfaction must be specifically approved in advance by the Committee. All payments and surrenders of Units or shares of Stock and any requests for approval of alternative payment arrangements must be made by Participant in accordance with such procedures as may be adopted by the Company in connection therewith, and subject to such rules as have been or may be adopted by the Committee.

__. [INCLUDE THE FOLLOWING IF AWARD IS PERFORMANCE-BASED: Recoupment. If the Securities and Exchange Commission adopts final rules under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act that require, as a condition to the Company’s continued listing on a national securities exchange (“Exchange”), that the Company develop and implement a policy requiring the recovery of erroneously awarded compensation, and such regulations are applicable to Participant and the Award granted pursuant to this Agreement, then the Award shall be subject to recoupment pursuant to the terms of the rules of the Securities and Exchange Commission and any applicable Exchange, and any policy of the Company adopted in response to such rules. The provisions of this Paragraph __ are in addition to the rights of the Company as set forth in Section 14(h) of the Plan.]

[ANY ADDITIONAL OR MODIFIED TERMS, NOT INCONSISTENT WITH THE PLAN, INCLUDING PROVISIONS ADDRESSING NON-SOLICITATION, NON-COMPETITION AND NON-DISCLOSURE OF INFORMATION.]

__. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the Award, and supersedes and cancels any other agreement, representation or communication, whether oral or in writing, between the parties relating to the Award, provided that the Agreement shall be at all times subject to the Plan. [NOTE: Alter as necessary to exclude other award, agreements and provisions not intended to be superseded.]

__. Amendment. The Committee may amend the terms of this Award to the fullest extent permitted by Section 12 of the Plan.

__. Choice of Law. This Agreement shall be deemed to be made and executed in Ohio and shall be governed, construed, and interpreted under, and in accordance with, the laws of the State of Ohio, without regard to conflict of law provisions.

__. Acknowledgments. Participant: (i) acknowledges receiving a copy of the Plan Description relating to the Plan, and represents that Participant is familiar with all of the material provisions of the Plan, as set forth in such Plan Description; (ii) accepts this Agreement and the Award subject to all provisions of the Plan and this Agreement; and (iii) agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee relating to the Plan, this Agreement or the Award.

Participant evidences agreement with the terms and conditions of this Agreement, and intention to be bound by this Agreement, by electronically accepting the Award pursuant to the procedures adopted by the Company. Upon such acceptance by Participant, this Agreement will be immediately binding and enforceable against Participant and the Company.

THE PROGRESSIVE CORPORATION

By: /s/________________________
Vice President & Secretary